UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into securities purchase agreements (the “Securities Purchase Agreements”) with an accredited investor (the “Investor”) for the issuance of 13% senior secured promissory note in the aggregate principal amount of $1,052,631.58 (the “Note”) convertible into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, as well as the issuance of 67,000 shares of Common Stock as a commitment fee and warrants for the purchase of up to 215,000 shares of Common Stock. The Company and the Investor also entered into that certain registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the securities issued to the Investor pursuant to the Securities Purchase Agreement and to file a respective registration statement with the U.S. Securities and Exchange Commission within ninety (90) calendar days from the date of the agreement. The Company, its subsidiaries and the Investor have also entered into that certain security agreement (the “Security Agreement”), creating a security interest in certain property of the Company and its subsidiaries to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note. The transaction closed on February 20, 2024 (the “Closing Date”). Principal amount and interest under the Note are convertible into shares of Common Stock at a conversion price of $2.5 per share unless the Company fails to make an amortization payment when due, in which case the conversion price shall be the lower of $2.5 or the trading price of the shares.

The Investor acquired the Note with principal amount of $1,052,631.58 and paid the purchase price of $1,000,000.00 after an original issue discount of $52,631.58. On the same Closing Date, the Company issued (i) a warrant to purchase 120,000 shares of Common Stock with an exercise price of $3.00 exercisable until the five-year anniversary of the Closing Date, (ii) a warrant to purchase 95,000 shares of Common Stock with an exercise price of $2.25 exercisable until the five-year anniversary of the Closing Date, which warrant shall be cancelled and extinguished against payment of the Note, and (iii) 67,000 shares of Common Stock to the Investor as additional consideration for the purchase of the Note, which were earned in full as of the Closing Date. On the Closing Date, the Company delivered such duly executed Note, warrants and Common Stock to the Investor against delivery of such purchase price.

The Securities Purchase Agreement contains customary representations and warranties and agreements and obligations of the parties. The proceeds of this Note financing will be used for business development and general working capital purposes. The foregoing description of the Securities Purchase Agreement, the Security Agreement, the Note, the warrants and the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Form 8-K, on February 20, 2024, the Company issued 67,000 unregistered shares of Common Stock to the Investor pursuant to the Securities Purchase Agreement. The Company issued the shares pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith, unless otherwise indicated:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Security Agreement.
10.3	Form of Senior Secured Promissory Note.
10.4	Form of First Warrant.
10.5	Form of Second Warrant.
10.6	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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